Exhibit 4.2

VERSES TECHNOLOGIES INC.

as the Company

and

ENDEAVOR TRUST CORPORATION

as the Warrant Agent

WARRANT INDENTURE

Providing for the Governance of up to 18,100,714 Warrants

Dated as of December 16, 2022

SCHEDULES

SCHEDULE “A” FORM OF WARRANT

SCHEDULE “B”

EXERCISE FORM

SCHEDULE “C”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

SCHEDULE “D”

FORM OF U.S. PURCHASER CERTIFICATION UPON EXERCISE OF WARRANTS

WARRANT INDENTURE

THIS WARRANT INDENTURE is dated as of December 16, 2022.

BETWEEN:

VERSES TECHNOLOGIES INC., a Company incorporated under the laws of the Province of British Columbia (the “Company”),

- AND -

ENDEAVOR TRUST CORPORATION, a Trust Company authorized in British Columbia, Alberta, Manitoba and Saskatchewan and incorporated under the laws of British Columbia, with its head office in the City of Vancouver, in the Province of British Columbia (the “Warrant Agent”).

WHEREAS:

A.	on February 22, 2022 the Company issued 6,591,631 share purchase warrants in connection with a private placement (the “February Warrants”), with each February Warrant entitling the holder to purchase one Class A Share at a price of $1.20 per share up to and including February 22, 2024;

B.	on March 3, 2022, the Company issued 3,909,906 share purchase warrants in connection with a private placement (the “March Warrants”, and together with the February Warrants, the “Old Warrants”), with each March Warrant entitling the holder to purchase one Class A Share at a price of $1.20 per share up to and including March 3, 2024;

C.	on August 10, 2022, August 17, 2022 and August 26, 2022 the Company issued 7,599,177 share purchase warrants in connection with a private placement (the “August Warrants”), with each August Warrant entitling the holder to purchase one Class A Share at a price of $1.20 per share up to and including August 15, 2025;

D.	the Company wishes to amend the Old Warrants as follows:

(i)	to reduce the exercise price of the Old Warrants to $1.00;

(ii)	to extend the expiration date of the Old Warrants to August 15, 2025; and

(iii)	to add the following acceleration clause:

“if at any time prior to the Expiry Date, the volume-weighted average trading price of the Class A Shares on the Neo Exchange Inc. (or such other principal exchange or market where the Class A Shares are then listed or quoted for trading) exceeds C$2.00, as adjusted in accordance with this certificate, for a period of 10 consecutive trading days, the Company may, at its option, accelerate the Expiry Date to the date that is 30 days following the written notice to the holders of the Warrants, in the form of a press release or other form of notice as permitted by this certificate”

(collectively the “Old Warrant Amendments”);

E.	the Company wishes to amend the August Warrants as follows:

(i)	to reduce the exercise price of the August Warrants to $1.00; and

(ii)	to replace the existing acceleration clause of the August Warrants in its entirety with the following acceleration clause:

“if at any time prior to the Expiry Date, the volume-weighted average trading price of the Class A Shares on the Neo Exchange Inc. (or such other principal exchange or market where the Class A Shares are then listed or quoted for trading) exceeds C$2.00, as adjusted in accordance with this certificate, for a period of 10 consecutive trading days, the Company may, at its option, accelerate the Expiry Date to the date that is 30 days following the written notice to the holders of the Warrants, in the form of a press release or other form of notice as permitted by this certificate”

(collectively the “August Warrant Amendments”);

F.	the Company obtained written consent (“Written Consent”) from:

(i)	Warantholders holding an aggregate of 5,349,110 Old Warrants to implement the Old Warrant Amendments. The Old Warrant Amendments will be implemented in respect of the balance of the Old Warrants from time to time, up until the original expiry date of such Old Warrants, as and when the holders of such Old Warrants provide the Warrant Agent with their Written Consent; and

(ii)	Warantholders holding an aggregate of 3,907,500 August Warrants to implement the August Warrant Amendments. The August Warrant Amendments will be implemented in respect of the balance of the August Warrants from time to time, up until the original expiry date of such August Warrants, as and when the holders of such August Warrants provide the Warrant Agent with their Written Consent;

G.	subject to receipt of Written Consent from each Warrantholder, the Company now wishes to list the Warrants on the NEO (as defined herein) and in connection therewith:

(i)	the Company is entering into this Indenture with the Warrant Agent; and

(ii)	subject to receipt of Written Consent from each Warrantholder, the Warrants are, and from time to time will be, amended such that they are, and from time to time will be, governed by this Indenture and the certificates previously evidencing such Warrants will cease to represent any claim in the Company and will be of no further force and effect. For greater certainty, to the extent that Written Consent is not received by the Warrant Agent in respect of any Warrants: (a) such Warrants will not be amended as described in these recitals; (b) such Warrants will not be listed and will not be governed by this Indenture; and (c) the certificates evidencing such Warrants will remain valid and in full force and effect;

H.	pursuant to this Indenture, each Warrant shall, subject to adjustment, entitle the holder thereof to acquire one Class A Share (each, a “Warrant Share”) upon payment of the Exercise Price prior to the Expiry Time upon the terms and conditions herein set forth;

I.	all acts and deeds necessary have been done and performed to make the Warrants created and issued as legal, valid and binding upon the Company with the benefits and subject to the terms of this Indenture; and

J.	the foregoing recitals are made as representations and statements of fact by the Company and not by the Warrant Agent.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby appoints the Warrant Agent as warrant agent to hold the rights, interests and benefits contained herein for and on behalf of those persons who are and from time to time become the holders of Warrants governed by this Indenture and the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1	Definitions.

In this Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto:

“Acceleration Notice” means the notice of acceleration deliverable to Registered Warrantholders upon the Company’s exercise of the Acceleration Right, which notice of acceleration shall be delivered in accordance with section 10.2 hereof;

“Acceleration Right” means the right of the Company to accelerate the Expiry Date to the date that is 30 days following delivery of the Acceleration Notice to the Registered Warrantholders if, at any time prior to the Expiry Date, the volume-weighted average trading price of the Class A Shares on the NEO (or such other principal exchange or market where the Class A Shares are then listed or quoted for trading) exceeds $2.00, as adjusted in accordance with this Indenture, for a period of 10 consecutive trading days;

“Adjustment Period” means the period from the Effective Date up to and including the Expiry Time;

“Applicable Legislation” means any statute of Canada or a province thereof, and the regulations under any such named or other statute, relating to warrant indentures or to the rights, duties and obligations of warrant agents under warrant indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

“Auditors” means Crowe MacKay LLP, or such other firm of chartered accountants duly appointed as auditors of the Company, from time to time;

“Authenticated” means (a) with respect to the issuance of a Warrant Certificate, one which has been duly signed by the Company or on which the signatures of the Company have been printed, lithographed or otherwise mechanically reproduced and authenticated by manual signature of an authorized officer of the Warrant Agent, and (b) with respect to the issuance of an Uncertificated Warrant, one in respect of which the Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Warrant as required by Section 2.7 are entered in the register of holders of Warrants, “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

“Book Entry Participants” means institutions that participate directly or indirectly in the Depository’s book entry registration system for the Warrants;

“Book Entry Warrants” means Warrants that are to be held only by or on behalf of the Depository;

“Business Day” means any day other than Saturday, Sunday or a statutory or civic holiday, or any other day on which banks are not open for business in the City of Vancouver, Province of British Columbia, and shall be a day on which the NEO is open for trading;

“CDS Global Warrants” means Warrants representing all or a portion of the aggregate number of Warrants issued in the name of the Depository and represented by an Uncertificated Warrant, or if requested by the Depository or the Company, by a Warrant Certificate;

“CDSX” means the settlement and clearing system of CDS Clearing and Depository Services Inc. for equity and debt securities in Canada;

“Class A Shares” means, subject to Article 4, fully paid Class A Subordinate Voting Shares in the capital of the Company as presently constituted;

“Class A Share Reorganization” has the meaning set forth in Section 4.1;

“Counsel” means a barrister and/or solicitor or a firm of barristers and/or solicitors retained by the Warrant Agent or retained by the Company, which may or may not be counsel for the Company;

“Current Market Price” means, at any date, the volume weighted average price per share at which the Class A Shares have traded:

(a)	on the NEO;

(b)	if the Class A Shares are not listed on the NEO, on any stock exchange upon which the Class A Shares are listed as may be selected for this purpose by the board of directors of the Company, acting reasonably; or

(c)	if the Class A Shares are not listed on any stock exchange, on any over-the-counter market on which the Class A Shares are trading, as may be selected for this purpose by the board of directors of the Company, acting reasonably;

“Depository” means CDS Clearing and Depository Services Inc. and Depository Trust Clearing Company or such other person as is designated in writing by the Company to act as depository in respect of the Warrants;

“Dividends” means any dividends paid by the Company;

“Effective Date” means the date of this Indenture;

“Exchange Rate” means the number of Warrant Shares subject to the right of purchase under each Warrant;

“Exercise Date” means, in relation to a Warrant, the Business Day on which such Warrant is validly exercised or deemed to be validly exercised in accordance with Article 3 hereof;

“Exercise Notice” has the meaning set forth in Section 3.2(1);

“Exercise Price” at any time means the price at which a whole Warrant Share may be purchased by the exercise of a whole Warrant, which is initially $1.00 per Warrant Share, payable in immediately available Canadian funds, subject to adjustment in accordance with the provisions of Section 4.1;

“Expiry Date” means the earlier of (i) August 15, 2025; and (ii) 30 days following the date of delivery of an Acceleration Notice;

“Expiry Time” means 4:00 p.m. (Vancouver time) on the Expiry Date;

“Extraordinary Resolution” has the meaning set forth in Section 7.11(1);

“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Warrant Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Warrant Agent;

“Issue Date” means (i) February 22, 2022 with respect to the 6,591,631 Warrants that expire on August 15, 2025; (ii) March 3, 2022 with respect to the 3,909,906 Warrants that expire on August 15, 2025; and (iii) August 10, 2022, August 17, 2022 and August 26, 2022 with respect to the 7,599,177 Warrants that expire on August 15, 2025;

“NEO” means the Neo Exchange Inc.;

“person” means an individual, body corporate, partnership, trust, warrant agent, executor, administrator, legal representative or any unincorporated organization;

“register” means the one set of records and accounts maintained by the Warrant Agent pursuant to Section 2.9:

“Registered Warrantholders” means the persons who are registered owners of Warrants as such names appear on the register, and for greater certainty, shall include the Depository as well as the holders of Uncertificated Warrants appearing on the register of the Warrant Agent;

“Regulation D” means Regulation D as promulgated by the United States Securities and Exchange Commission under the U.S. Securities Act;

“Regulation S” means Regulation S as promulgated by the United States Securities and Exchange Commission under the U.S. Securities Act;

“Rights Offering” has the meaning set forth in Section 4.1(b); “Shareholders” means holders of Class A Shares;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;

“this Warrant Indenture”, “this Indenture”, “this Agreement”, “hereto” “herein”, “hereby”, “hereof” and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental hereto; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Indenture;

“Trading Day” means, with respect to the NEO, a day on which such exchange is open for the transaction of business and with respect to another exchange or an over-the-counter market means a day on which such exchange or market is open for the transaction of business;

“Uncertificated Warrant” means any Warrant which is not evidenced by a Warrant Certificate;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Person” has the meaning set forth in Rule 902(k) of Regulation S;

“U.S. Purchaser Letter” means the U.S. Purchaser letter in substantially the form attached hereto as Schedule “D”;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Warrantholder” means any Warrantholder that is a U.S. Person, acquired Warrants in the United States or for the account or benefit of any U.S. Person or Person in the United States;

“Warrants” means up to 18,100,714 Class A Share purchase warrants created, authorized and issued by the Company on the applicable Issue Date and, subject to receipt of Written Consent in each case, governed by this Indenture to be Authenticated hereunder as a Warrant Certificate and /or Uncertificated Warrant held through the book entry registration system on a no certificate issued basis, entitling the holder or holders thereof to purchase up to 18,100,714 Warrant Shares (subject to adjustment as herein provided) at the Exercise Price prior to the Expiry Time. For greater certainty, every reference to the term “Warrants” herein shall refer to the Old Warrants and August Warrants in respect of which Written Consent has been obtained, from time to time;

“Warrant Agency” means the principal office of the Warrant Agent in the City of Vancouver, British Columbia or such other place as may be designated in accordance with Section 3.5;

“Warrant Agent” means ENDEAVOR TRUST CORPORATION, in its capacity as warrant agent of the Warrants, or its successors from time to time;

“Warrant Certificate” means a certificate, substantially in the form set forth in Schedule “A” hereto, to evidence those Warrants that will be evidenced by a certificate;

“Warrantholders”, or “holders” without reference to Warrants, means the warrantholders as and in respect of Warrants registered in the name of the Depository and includes owners of Warrants who beneficially hold securities entitlements in respect of the Warrants through a Book Entry Participant or means, at a particular time, the persons entered in the register hereinafter mentioned as holders of Warrants outstanding at such time;

“Warrantholders’ Request” means an instrument signed in one or more counterparts by Registered Warrantholders entitled to acquire in the aggregate not less than 50% of the aggregate number of Warrant Shares which could be acquired pursuant to all Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein;

“written order of the Company”, “written request of the Company”, “written consent of the “Corporation” and “certificate of the Company” mean, respectively, a written order, request, consent and certificate signed in the name of the Company by any two duly authorized signatories of the Company and may consist of one or more instruments so executed; and

“Warrant Shares” has the meaning, subject to Article 4, set forth in the preambles hereto.

Section 1.2	Gender and Number.

Words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa.

Section 1.3	Headings, Etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Warrants.

Section 1.4	Day not a Business Day.

If any day on or before which any action or notice is required to be taken or given hereunder is not a Business Day, then such action or notice shall be required to be taken or given on or before the requisite time on the next succeeding day that is a Business Day.

Section 1.5	Time of the Essence.

Time shall be of the essence in this Indenture and each Warrant.

Section 1.6	Monetary References.

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

Section 1.7	Applicable Law.

This Indenture, the Warrants, the Warrant Certificates (including all documents relating thereto, which by common accord have been and will be drafted in English) shall be construed in accordance with the laws of the Province of British Columbia, and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts. Each of the parties hereto, which shall include the Warrantholders, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to all matters arising out of this Indenture and the transactions contemplated herein.

Section 1.8	Statutory References.

In this Indenture, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute is to that statute as now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulation made thereunder.

ARTICLE 2

ISSUED WARRANTS

Section 2.1	Issued Warrants.

The Company has issued a total of 18,100,714 Warrants on the dates and terms set out below. Subject to receipt of Written Consent in each case, each Warrant entitles the holder thereof to purchase one Warrant Share at the Exercise Price, as adjusted from time to time pursuant to this Indenture.

(a)	the Company issued 6,591,631 Warrants on February 22, 2022, which, subject to receipt of Written Consent in each case, expire on the Expiry Date.

(b)	the Company issued 3,909,906 Warrants on March 3, 2022, which, subject to receipt of Written Consent in each case, expire on the Expiry Date; and

(c)	the Company issued a total of 7,599,177 Warrants on August 10, 2022, August 17, 2022 and August 26, 2022, which, subject to receipt of Written Consent in each case, expire on the Expiry Date.

By written order of the Company, the Warrant Agent shall deliver Warrants in certificate or uncertificated form pursuant to Section 2.5 hereof to Registered Warrantholders and record the name of the Registered Warrantholders on the Warrant register. Registration of interests in Warrants held by the Depository may be evidenced by a position appearing on the register for Warrants of the Warrant Agent for an amount representing the aggregate number of such Warrants outstanding from time to time.

Section 2.2	Terms of Warrants.

(1)	Subject to the applicable conditions for exercise set out in Article 3 having been satisfied and subject to adjustment in accordance with Section 4.1, each whole Warrant shall entitle each Warrantholder thereof, upon exercise at any time after the applicable Issue Date and prior to the Expiry Time, to acquire one (1) Warrant Share upon payment of the Exercise Price.

(2)	No fractional Warrants shall be provided for hereunder and Warrants may only be exercised in a sufficient number to acquire whole numbers of Warrant Shares.

(3)	Each whole Warrant shall entitle the holder thereof to such other rights and privileges as are set forth in this Indenture. Any fractional Warrants shall be rounded down to the nearest whole number and no consideration shall be paid for any such fractional Warrant.

(4)	The number of Warrant Shares which may be purchased pursuant to the Warrants and the Exercise Price therefor shall be adjusted upon the events and in the manner specified in Section 4.1.

(5)	If, at any time prior to the Expiry Date, the volume-weighted average trading price of the Class A Shares on the NEO (or such other principal exchange or market where the Class A Shares are then listed or quoted for trading) exceeds $2.00, as adjusted in accordance with this Indenture, for a period of 10 consecutive trading days, the Company shall be entitled, at the option of the Company, to exercise the Acceleration Right by delivering an Acceleration Notice to the Registered Warrantholders. An Acceleration Notice shall be delivered to each Registered Warrantholder in the manner in Section 10.2.

(6)	Neither the Company nor the Warrant Agent shall have any obligation to deliver Warrant Shares upon the exercise of any Warrant if the person to whom such shares are to be delivered is a resident of a country or political subdivision thereof in which the Warrant Shares may not lawfully be issued pursuant to applicable securities legislation. The Company or the Warrant Agent may require any person to provide proof of an applicable exemption from such securities legislation to the Company and Warrant Agent before Warrant Shares are delivered pursuant to the exercise of any Warrant.

Section 2.3	Warrantholder not a Shareholder.

Except as may be specifically provided herein, nothing in this Indenture or in the holding of a Warrant Certificate, entitlement to a Warrant or otherwise, shall, in itself, confer or be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Company, or the right to Dividends and other allocations.

Section 2.4	Warrants to Rank Pari Passu.

All Warrants shall rank equally and without preference over each other, whatever may be the actual date of issue thereof.

Section 2.5	Form of Warrants, Warrant Certificates.

(1)	The Warrants may be represented in both certificated and uncertificated form. Each Warrant originally issued to a U.S. Warrantholder will be evidenced in certificated form only and bear the applicable legends as set forth in Schedule “A” hereto. All Warrants issued in certificated form shall be evidenced by a Warrant Certificate (including all replacements issued in accordance with this Indenture), substantially in the form and bearing the applicable legends as set out in Schedule “A” hereto, which shall be dated as of the applicable Issue Date, shall bear such distinguishing letters and numbers as the Company may, with the approval of the Warrant Agent, prescribe, and shall be issuable in any denomination excluding fractions. All Warrants issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the register of Warrantholders to be maintained by the Warrant Agent in accordance with Section 2.6.

(2)	Each Warrantholder by holding such Warrant acknowledges and agrees that the terms and conditions set forth in the form of the Warrant Certificate set out in Schedule “A” hereto shall apply to all Warrants and Warrantholders regardless of whether such Warrants are issued in certificated or uncertificated form or whether such Warrantholders are Registered Warrantholders or owners of Warrant who beneficially hold security entitlements in respect of the Warrants through a Depository.

Section 2.6	Book Entry Warrants.

(1)	Reregistration of beneficial interests in and transfers of Warrants held by the Depository shall be made only through the book entry registration system and no Warrant Certificates shall be issued in respect of such Warrants except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by the Depository, as determined by the Company, from time to time. Except as provided in this Section 2.6, owners of beneficial interests in any CDS Global Warrants shall not be entitled to have Warrants registered in their names and shall not receive or be entitled to receive Warrants in definitive form or to have their names appear in the register referred to in Section 2.9 herein. Notwithstanding any terms set out herein, Warrants held in the name of the Depository having any legend set forth in Section 2.8 herein and may only be held in the form of Uncertificated Warrants with the prior consent of the Warrant Agent and in accordance Internal Procedures of the Warrant Agent.

(2)	Notwithstanding any other provision in this Indenture, no CDS Global Warrants may be exchanged in whole or in part for Warrants registered, and no transfer of any CDS Global Warrants in whole or in part may be registered, in the name of any person other than the Depository for such CDS Global Warrants or a nominee thereof unless:

(a)	the Depository notifies the Company that it is unwilling or unable to continue to act as depository in connection with the Book Entry Warrants and the Company is unable to locate a qualified successor;

(b)	the Company determines that the Depository is no longer willing, able or qualified to properly discharge its responsibilities as holder of the CDS Global Warrants and the Company is unable to locate a qualified successor;

(c)	the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Company is unable to locate a qualified successor;

(d)	the Company determines that the Warrants shall no longer be held as Book Entry Warrants through the Depository;

(e)	such right is required by Applicable Legislation, as determined by the Company and the Company’s Counsel;

(f)	the Warrant is to be Authenticated to or for the account or benefit of a person in the United States or a U.S. Person; or

(g)	such registration is effected in accordance with the Internal Procedures of the Depository and the Warrant Agent, following which, Warrants for those holders requesting the same shall be registered and issued to the beneficial owners of such Warrants or their nominees as directed by the holder. The Company shall provide a certificate executed by an officer of the Company giving notice to the Warrant Agent of the occurrence of any event outlined in this Section 2.6(2).

(3)	Subject to the provisions of this Section 2.6, any exchange of CDS Global Warrants for Warrants which are not CDS Global Warrants may be made in whole or in part in accordance with the provisions of Section 2.11, mutatis mutandis. All such Warrants issued in exchange for a CDS Global Warrant or any portion thereof shall be registered in such names as the Depository for such CDS Global Warrants shall direct and shall be entitled to the same benefits and be subject to the same terms and conditions (except insofar as they relate specifically to CDS Global Warrants) as the CDS Global Warrants or portion thereof surrendered upon such exchange.

(4)	Every Warrant that is Authenticated upon registration or transfer of a CDS Global Warrant, or in exchange for or in lieu of a CDS Global Warrant or any portion thereof, whether pursuant to this Section 2.6, or otherwise, shall be Authenticated in the form of, and shall be, a CDS Global Warrant, unless such Warrant is registered in the name of a person other than the Depository for such CDS Global Warrant or a nominee thereof.

(5)	Notwithstanding anything to the contrary in this Indenture, subject to Applicable Legislation, the CDS Global Warrant will be issued as an Uncertificated Warrant, unless otherwise requested in writing by the Depository or the Company.

(6)	The rights of beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system shall be limited to those established by applicable law and agreements between the Depository and the Book Entry Participants and between such Book Entry Participants and the beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system, and such rights must be exercised through a Book Entry Participant in accordance with the rules and procedures of the Depository.

(7)	Notwithstanding anything herein to the contrary, neither the Company nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for:

(a)	the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Warrants or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(b)	maintaining, supervising or reviewing any records of the Depository or any Book Entry Participant relating to any such interest; or

(c)	any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Participant.

(8)	The Company may terminate the application of this Section 2.6 in its sole discretion in which case all Warrants shall be evidenced by Warrant Certificates registered in the name of a Person other than the Depository.

Section 2.7	Warrant Certificate.

(1)	For Warrants issued in certificated form, the form of certificate representing such Warrants shall be substantially as set out in Schedule “A” hereto or such other form as is authorized from time to time by the Warrant Agent. Each Warrant Certificate shall be Authenticated on behalf of the Warrant Agent. Each Warrant Certificate shall be signed by any two duly authorized signatories of the Company; whose signature shall appear on the Warrant Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon the Company as if it had been signed manually. Any Warrant Certificate which has two signatures duly executed by the Company as hereinbefore provided shall be valid notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such Warrant Certificate. The Warrant Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Warrant Agent may determine.

(2)	The Warrant Agent shall Authenticate Uncertificated Warrants (whether upon original issuance, exchange, registration of transfer, partial payment, or otherwise) by completing its Internal Procedures and the Company shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Warrants under this Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Warrant has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Warrants with respect to which this Indenture requires the Warrant Agent to maintain records or accounts. In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error and such Uncertificated Warrants are binding on the Company.

(3)	Any Warrant Certificate validly issued in accordance with the terms of this Indenture in effect at the time of issue of such Warrant Certificate shall, subject to the terms of this Indenture and Applicable Legislation, validly entitle the holder to acquire Warrant Shares, notwithstanding that the form of such Warrant Certificate may not be in the form currently required by this Indenture.

(4)	No Warrant shall be considered issued and shall be valid or obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by the Warrant Agent. Authentication by the Warrant Agent, including by way of entry on the register, shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of such Warrant Certificates or Uncertificated Warrants (except the due Authentication thereof) or as to the performance by the Company of its obligations under this Indenture and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrants or any of them or of the consideration thereof. Authentication by the Warrant Agent shall be conclusive evidence as against the Company that the Warrants so Authenticated have been duly issued and that the holder thereof is entitled to the benefits of this Indenture.

(5)	No Warrant Certificate shall be considered issued and Authenticated or, if Authenticated, shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by manual signature by or on behalf of the Warrant Agent substantially in the form of the Warrant set out in Schedule “A” hereto. Such Authentication on any such Warrant Certificate shall be conclusive evidence that such Warrant Certificate is duly Authenticated and is valid and a binding obligation of the Company and that the holder is entitled to the benefits of this Indenture.

(6)	No Uncertificated Warrant shall be considered issued and shall be obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the register of the particulars of the Uncertificated Warrant. Such entry on the register of the particulars of an Uncertificated Warrant shall be conclusive evidence that such Uncertificated Warrant is a valid and binding obligation of the Company and that the holder is entitled to the benefits of this Indenture.

Section 2.8	Legends.

(1)	Neither the Warrants nor the Warrant Shares have been or will be registered under the U.S. Securities Act or under any United States state securities laws. If required under United States securities laws, Warrant Certificates originally issued for the benefit or account of a U.S. Warrantholder and each Warrant Certificate issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legends or such variations thereof as the Company may prescribe from time to time:

“THIS WARRANTS AND THE SECURITIES DELIVERABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO VERSES TECHNOLOGIES INC. (THE “CORPORATION”) (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO ENDEAVOR TRUST CORPORATION TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THE SECURITIES EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR U.S. STATE SECURITIES LAWS. THESE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS SECURITY AND THE CLASS A SUBORDINATE VOTING SHARES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LEGISLATION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”;

provided that, if the Warrants are being sold outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and if the Company is a “foreign issuer” within the meaning of Regulation S at the time of sale, this legend may be removed by the transferor providing a declaration to the Warrant Agent in the form set forth in Schedule “C” attached hereto or as the Warrant Agent or the Company may prescribe from time to time, and if required by the Warrant Agent, including an opinion of counsel, of recognised standing reasonably satisfactory to the Company and the Warrant Agent, that the proposed transfer may be effected without registration under the U.S. Securities Act.

The Warrant Agent shall be entitled to request any other documents that it may require in accordance with its internal policies for the removal of the legend set forth above.

(2)	Each CDS Global Warrant, if issued on a certificated basis, originally issued in Canada and held by the Depository, and each CDS Global Warrant issued in exchange therefor or in substitution thereof shall bear or be deemed to bear the following legend or such variations thereof as the Company may prescribe from time to time:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO VERSES TECHNOLOGIES INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(3)	Notwithstanding any other provisions of this Indenture, in processing and registering transfers of Warrants, no duty or responsibility whatsoever shall rest upon the Warrant Agent to determine the compliance by any transferor or transferee with the terms of the legend contained in Section 2.8(1) or Section 2.8(2), or with the relevant securities laws or regulations, including, without limitation, Regulation S, and the Warrant Agent shall be entitled to assume that all transfers are legal and proper.

Section 2.9	Register of Warrants
(1)	The Warrant Agent shall maintain records and accounts concerning the Warrants, whether certificated or uncertificated, which shall contain the information called for below with respect to each Warrant, together with such other information as may be required by law or as the Warrant Agent may elect to record. All such information shall be kept in one set of accounts and records which the Warrant Agent shall designate (in such manner as shall permit it to be so identified as such by an unaffiliated party) as the register of the holders of Warrants. The information to be entered for each account in the register of Warrants at any time shall include (without limitation):

(a)	the name, address and e-mail address (if available) of the Registered Warrantholder, the date of Authentication thereof and the number of Warrants;

(b)	whether such Warrant is a Warrant Certificate or an Uncertificated Warrant and, if a Warrant Certificate, the unique number or code assigned to and imprinted thereupon and, if an Uncertificated Warrant, the unique number or code assigned thereto if any;

(c)	whether such Warrant has been cancelled;

(d)	a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered; and

(e)	if any portion thereof has been exercised, the date of such exercise, and the remaining balance of such Warrants.

The register shall be available for inspection by the Company and or any Warrantholder during the Warrant Agent’s regular business hours on a Business Day and upon payment to the Warrant Agent of its reasonable fees. Any Warrantholder exercising such right of inspection shall first provide an affidavit in form satisfactory to the Company and the Warrant Agent stating the name and address of the Warrantholder and agreeing not to use the information therein except in connection with an effort to call a meeting of Warrantholders or to influence the voting of Warrantholders at any meeting of Warrantholders.

(2)	Once an Uncertificated Warrant has been Authenticated, the information set forth in the register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect exercise or proper instructions to the Warrant Agent from the holder as provided herein, except that the Warrant Agent may act unilaterally to make purely administrative changes internal to the Warrant Agent and changes to correct errors. Each person who becomes a holder of an Uncertificated Warrant, by his, her or its acquisition thereof shall be deemed to have irrevocably (i) consented to the foregoing authority of the Warrant Agent to make such minor error corrections and (ii) agreed to pay to the Warrant Agent, promptly upon written demand, the full amount of all loss and expense (including without limitation reasonable legal fees of the Company and the Warrant Agent plus interest, at an appropriate then prevailing rate of interest to the Warrant Agent), sustained by the Company or the Warrant Agent as a proximate result of such error if but only if and only to the extent that such present or former holder realized any benefit as a result of such error and could reasonably have prevented, forestalled or minimized such loss and expense by prompt reporting of the error or avoidance of accepting benefits thereof whether or not such error is or should have been timely detected and corrected by the Warrant Agent; provided, that no person who is a bona fide purchaser shall have any such obligation to the Company or to the Warrant Agent.

Section 2.10	Issue in Substitution for Warrant Certificates Lost, etc.

(1)	If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Company, subject to applicable law, shall issue and thereupon the Warrant Agent shall certify and deliver, a new Warrant Certificate of like tenor, and bearing the same legend, if applicable, as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Warrant Agent and the Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrants issued or to be issued hereunder.

(2)	The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.10 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issuance thereof, furnish to the Company and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and to the Warrant Agent, in their sole discretion, and such applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Company and the Warrant Agent, in their sole discretion, and shall pay the reasonable charges of the Company and the Warrant Agent in connection therewith.

Section 2.11	Exchange of Warrant Certificates.

(1)	Any one or more Warrant Certificates representing any number of Warrants may, upon compliance with the reasonable requirements of the Warrant Agent (including compliance with applicable securities legislation), be exchanged for one or more other Warrant Certificates representing the same aggregate number of Warrants, and bearing the same legend, if applicable, as represented by the Warrant Certificate or Warrant Certificates so exchanged.

(2)	Warrant Certificates may be exchanged only at the Warrant Agency or at any other place that is designated by the Company with the approval of the Warrant Agent. Any Warrant Certificate from the holder (or such other instructions, in form satisfactory to the Warrant Agent), tendered for exchange shall be surrendered to the Warrant Agency and cancelled by the Warrant Agent.

(3)	Warrant Certificates exchanged for Warrant Certificates that bear the legend set forth in Section 2.8(1) shall bear the same legend.

Section 2.12	Transfer and Ownership of Warrants.

(1)	The Warrants may only be transferred on the register kept by the Warrant Agent at the Warrant Agency by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent only upon (a) in the case of a Warrant Certificate, surrendering to the Warrant Agent at the Warrant Agency the Warrant Certificates representing the Warrants to be transferred together with a duly executed transfer form as set forth in Schedule “A” attached hereto, (b) in the case of Book Entry Warrants, in accordance with procedures prescribed by the Depository under the book entry registration system, and (c) upon compliance with:

(i)	the conditions herein;

(ii)	such reasonable requirements as the Warrant Agent may prescribe; and

(iii)	all applicable securities legislation and requirements of regulatory authorities;

and such transfer shall be duly noted in such register by the Warrant Agent. Upon compliance with such requirements, the Warrant Agent shall issue to the transferee of a Warrant Certificate, a Warrant Certificate and to the transferee of an Uncertificated Warrant, an Uncertificated Warrant, or the Warrant Agent shall Authenticate and deliver a Warrant Certificate upon request that part of the CDS Global Warrant be certificated. Transfers within the systems of the Depository are not the responsibility of the Warrant Agent and will not be noted on the register maintained by the Warrant Agent.

(2)	If a Warrant Certificate tendered for transfer bears any of the legends set forth in Section 2.8(1), the Warrant Agent shall not register such transfer unless the transferor has provided the Warrant Agent with the Warrant Certificate and (A) the transfer is made to the Company or (B) a declaration to the effect set forth in Schedule “C” to this Warrant Indenture, or in such other form as the Company may from time to time prescribe, is delivered to the Warrant Agent, and if required by the Warrant Agent, the transferor provides an opinion of counsel of recognized standing, reasonably satisfactory to the Company and the Warrant Agent that the proposed transfer is exempt from registration with applicable state laws and the U.S. Securities Act and that such legends may be removed.

(3)	Subject to the provisions of this Indenture, Applicable Legislation and applicable law, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants, and the issue of Warrant Shares by the Company upon the exercise of Warrants in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Company and the Warrant Agent with respect to such Warrants and neither the Company nor the Warrant Agent shall be bound to inquire into the title of any such holder.

Section 2.13	Cancellation of Surrendered Warrants.

All Warrant Certificates surrendered pursuant to Article 3 shall be cancelled by the Warrant Agent and upon such circumstances all such Uncertificated Warrants shall be deemed cancelled and so noted on the register by the Warrant Agent. Upon request by the Company, the Warrant Agent shall furnish to the Company a cancellation certificate identifying the Warrant Certificates so cancelled, the number of Warrants evidenced thereby, the number of Warrant Shares, if any, issued pursuant to such Warrants and the details of any Warrant Certificates issued in substitution or exchange for such Warrant Certificates cancelled.

ARTICLE 3

EXERCISE OF WARRANTS

Section 3.1	Right of Exercise.

Subject to the provisions hereof, each Registered Warrantholder may exercise the right conferred on such holder to subscribe for and purchase one Warrant Share for each Warrant after the applicable Issue Date and prior to the Expiry Time and in accordance with the conditions herein.

Section 3.2	Warrant Exercise.

(1)	Other than Warrants held by the Depository, Registered Warrantholders of Warrant Certificates who wish to exercise the Warrants held by them in order to acquire Warrant Shares must complete the exercise form (the “Exercise Notice”) attached to the Warrant Certificate(s) which form is attached hereto as Schedule “B”, which may be amended by the Company with the consent of the Warrant Agent, if such amendment does not, in the reasonable opinion of the Company and the Warrant Agent, which may be based on the advice of Counsel, materially and adversely affect the rights, entitlements and interests of the Warrantholders, and deliver such certificate(s), the executed Exercise Notice and a certified cheque, bank draft or money order payable to or to the order of the Company for the aggregate Exercise Price to the Warrant Agent at the Warrant Agency. The Warrants represented by a Warrant Certificate shall be deemed to be surrendered upon personal delivery of such certificate, Exercise Notice and aggregate Exercise Price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above.

(2)	In addition to completing the Exercise Notice attached to the Warrant Certificate(s), a Warrantholder who is a person in the United States, a U.S. Person, a person exercising for the account or benefit of a U.S. Person, or person requesting delivery of the Warrant Shares issuable upon the exercise of the Warrants in the United States must (a) provide a completed and executed U.S. Purchaser Letter or (b) an opinion of counsel of recognised standing in form and substance reasonably satisfactory to the Company and the Warrant Agent that the exercise is exempt from the registration requirements of applicable securities laws of any state of the United States and the U.S. Securities Act; provided however that in the case of a Warrantholder that is the original purchaser of Warrants and who delivered the U.S. Accredited Investor Certificate attached to the subscription agreement of the Company in connection with its purchase of Warrants pursuant to the applicable private placement offering under which the Warrants were issued, such Warrantholder will not be required to deliver a U.S. Purchaser Letter or an opinion of counsel in connection with the due exercise of the Warrant at a time when the representations, warranties and covenants made by the Warrantholder in the U.S. Accredited Investor Certificate remain true and correct and the Warrantholder represents to the Company as such.

(3)	A Registered Warrantholder of Uncertificated Warrants evidenced by a security entitlement in respect of Warrants must complete the Exercise Notice and deliver the executed Exercise Notice and a certified cheque, bank draft or money order payable to or to the order of the Company for the aggregate Exercise Price to the Warrant Agent at the Warrant Agency. The Uncertificated Warrants shall be deemed to be surrendered upon receipt of the Exercise Notice and aggregate Exercise Price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above.

(4)	A beneficial owner of Uncertificated Warrants evidenced by a security entitlement in respect of Warrants in the book entry registration system who desires to exercise his or her Warrants must do so by causing a Book Entry Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, as well as payment for the aggregate Exercise Price, the Depository shall deliver to the Warrant Agent confirmation of its intention to exercise Warrants (a “Confirmation”) in a manner acceptable to the Warrant Agent, including by electronic means through a book based registration system, including CDSX. An electronic exercise of the Warrants initiated by the Book Entry Participant through a book based registration system, including CDSX, shall constitute a representation to both the Company and the Warrant Agent that the beneficial owner at the time of exercise of such Warrants (a) is not in the United States; (b) is not a U.S. Person and is not exercising such Warrants on behalf of a U.S. Person or a person in the United States; and (c) did not execute or deliver the notice of the owner’s intention to exercise such Warrants in the United States. If the Book Entry Participant is not able to make or deliver the foregoing representations by initiating the electronic exercise of the Warrants, then such Warrants shall be withdrawn from the book based registration system, including CDSX, by the Book Entry Participant and an individually registered Warrant Certificate shall be issued by the Warrant Agent to such beneficial owner or Book Entry Participant and the exercise procedures set forth in Section 3.2(1) shall be followed.

(5)	Payment representing the aggregate Exercise Price must be provided to the appropriate office of the Book Entry Participant in a manner acceptable to it. A notice in form acceptable to the Book Entry Participant and payment from such beneficial holder should be provided to the Book Entry Participant sufficiently in advance so as to permit the Book Entry Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to the Warrant Agent prior to the Expiry Time. The Depository will initiate the exercise by way of the Confirmation and forward the aggregate Exercise Price electronically to the Warrant Agent and the Warrant Agent will execute the exercise by issuing to the Depository through the book entry registration system the Warrant Shares to which the exercising Warrantholder is entitled pursuant to the exercise. Any expense associated with the exercise process will be for the account of the entitlement holder exercising the Warrants and/or the Book Entry Participant exercising the Warrants on its behalf.

(6)	By causing a Book Entry Participant to deliver notice to the Depository, a Warrantholder shall be deemed to have irrevocably surrendered his or her Warrants so exercised and appointed such Book Entry Participant to act as his or her exclusive settlement agent with respect to the exercise and the receipt of Warrant Shares in connection with the obligations arising from such exercise.

(7)	Any notice which the Depository determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no force and effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Book Entry Participant to exercise or to give effect to the settlement thereof in accordance with the Warrantholder’s instructions will not give rise to any obligations or liability on the part of the Company or Warrant Agent to the Book Entry Participant or the Warrantholder.

(8)	The Exercise Notice referred to in this Section 3.2 shall be signed by the Registered Warrantholder, or its executors or administrators or other legal representatives or an attorney of the Registered Warrantholder, duly appointed by an instrument in writing satisfactory to the Warrant Agent but such Exercise Notice need not be executed by the Depository.

(9)	Any exercise referred to in this Section 3.2 shall require that the entire Exercise Price for Warrant Shares subscribed must be paid at the time of subscription and such Exercise Price and original Exercise Notice executed by the Registered Warrantholder or the Confirmation from the Depository must be received by the Warrant Agent prior to the Expiry Time.

(10)	Warrants may only be exercised pursuant to this Section 3.2 by or on behalf of a Registered Warrantholder, as applicable, who makes the certifications set forth on the Exercise Notice set out in Schedule “B” or as provided herein.

(11)	If the form of Exercise Notice set forth in the Warrant Certificate shall have been amended, the Company shall cause the amended Exercise Notice to be forwarded to all Registered Warrantholders.

(12)	Exercise Notices and Confirmations must be delivered to the Warrant Agent at any time during the Warrant Agent’s actual business hours on any Business Day prior to the Expiry Time. Any Exercise Notice or Confirmations received by the Warrant Agent after business hours on any Business Day other than the Expiry Date will be deemed to have been received by the Warrant Agent on the next following Business Day.

(13)	Any Warrant with respect to which a Confirmation or Exercise Notice is not received by the Warrant Agent before the Expiry Time shall be deemed to have expired and become void and all rights with respect to such Warrants shall terminate and be cancelled.

Section 3.3	Prohibition on Exercise by U.S. Persons; Legended Certificates

(1)	The Warrants have not been and will not be registered under the U.S. Securities Act or any United States state securities laws and may not be exercised in the United States or by or on behalf of, or for the account or benefit of, a U.S. Persons or a person in the United States unless an exemption from such registration requirements is available.

(2)	Warrants may not be exercised except in compliance with the requirements set forth herein, in the Warrant Certificate and in the Exercise Notice attached thereto.

(3)	Certificates representing Warrant Shares issued upon the exercise of Warrants which bear the legend set forth in Section 2.8(1) or which are issued and delivered pursuant to Section 3.3(2) shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO VERSES TECHNOLOGIES INC. (THE “CORPORATION”) (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO ENDEAVOR TRUST CORPORATION TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE CORPORATION IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT A THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND, MAY BE OBTAINED FROM THE CORPORATION’S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CORPORATION’S TRANSFER AGENT AND THE CORPORATION TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S OF THE U.S. SECURITIES ACT. THE CORPORATION’S TRANSFER AGENT MAY REQUIRE AN OPINION OF COUNSEL, OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO IT, IN CONNECTION WITH ANY OFFER, SALE OR TRANSFER OF THE SECURITIES BY THE HOLDER HEREOF.”

Section 3.4	Transfer Fees and Taxes.

If any of the Warrant Shares subscribed for are to be issued to a person or persons other than the Registered Warrantholder, the Registered Warrantholder shall execute the form of transfer and will comply with such reasonable requirements as the Warrant Agent may stipulate and will pay to the Company or the Warrant Agent on behalf of the Company, all applicable transfer or similar taxes and the Company will not be required to issue or deliver certificates evidencing Warrant Shares unless or until such Warrantholder shall have paid to the Company or the Warrant Agent on behalf of the Company, the amount of such tax or shall have established to the satisfaction of the Company and the Warrant Agent that such tax has been paid or that no tax is due.

Section 3.5	Warrant Agency.

To facilitate the exchange, transfer or exercise of Warrants and compliance with such other terms and conditions hereof as may be required, the Company has appointed the Warrant Agency, as the agency at which Warrants may be surrendered for exchange or transfer or at which Warrants may be exercised and the Warrant Agent has accepted such appointment. The Company may from time to time designate alternate or additional places as the Warrant Agency (subject to the Warrant Agent’s prior approval) and will give notice to the Warrant Agent of any proposed change of the Warrant Agency. Branch registers shall also be kept at such other place or places, if any, as the Company, with the approval of the Warrant Agent, may designate. The Warrant Agent will from time to time when requested to do so by the Company or any Registered Warrantholder, upon payment of the Warrant Agent’s reasonable charges, furnish a list of the names and addresses of Registered Warrantholders showing the number of Warrants held by each such Registered Warrantholder.

Section 3.6	Effect of Exercise of Warrant Certificates.

(1)	Upon the exercise of Warrants Certificates pursuant to and in compliance with Section 3.2 and subject to Section 3.3 and Section 3.4, the Warrant Shares to be issued pursuant to the Warrants exercised shall be deemed to have been issued and the person or persons to whom such Warrant Shares are to be issued shall be deemed to have become the holder or holders of such Warrant Shares within five Business Days of the Exercise Date unless the register shall be closed on such date, in which case the Warrant Shares subscribed for shall be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Warrant Shares, on the date on which such register is reopened. It is hereby understood that in order for persons to whom Warrant Shares are to be issued, to become holders of Warrant Shares on record on the Exercise Date, beneficial holders must commence the exercise process sufficiently in advance so that the Warrant Agent is in receipt of all items of exercise at least one Business Day prior to such Exercise Date.

(2)	Within five Business Days after the Exercise Date with respect to a Warrant, the Warrant Agent shall use commercially reasonable efforts to cause to be delivered or mailed to the person or persons in whose name or names the Warrant is registered or, if so specified in writing by the holder, cause to be delivered to such person or persons at the Warrant Agency where the Warrant Certificate was surrendered, a certificate or certificates for the appropriate number of Warrant Shares subscribed for, or any other appropriate evidence of the issuance of Warrant Shares to such person or persons in respect of Warrant Shares issued under the book entry registration system.

Section 3.7	Partial Exercise of Warrants; Fractions.

(1)	The holder of any Warrants may exercise his right to acquire a number of whole Warrant Shares less than the aggregate number which the holder is entitled to acquire. In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of Warrants upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s), bearing the same legend, if applicable, or other appropriate evidence of Warrants, in respect of the balance of the Warrants held by such holder and which were not then exercised.

(2)	Notwithstanding anything herein contained including any adjustment provided for in Section 4.1, the Company shall not be required, upon the exercise of any Warrants, to issue fractions of Warrant Shares. Warrants may only be exercised in a sufficient number to acquire whole numbers of Warrant Shares. Any fractional Warrant Shares shall be rounded down to the nearest whole number and the holder of such Warrants shall not be entitled to any compensation in respect of any fractional Warrant Shares which is not issued.

Section 3.8	Expiration of Warrants.

Immediately after the Expiry Time, all rights under any Warrant in respect of which the right of acquisition provided for herein shall not have been exercised shall cease and terminate and each Warrant shall be void and of no further force or effect.

Section 3.9	Accounting and Recording.

(1)	The Warrant Agent shall promptly account to the Company with respect to Warrants exercised, and shall promptly forward to the Company (or into an account or accounts of the Company with the bank or trust company designated by the Company for that purpose), all monies received by the Warrant Agent on the subscription of Warrant Shares through the exercise of Warrants. All such monies and any securities or other instruments, from time to time received by the Warrant Agent, shall be received in trust for, and shall be segregated and kept apart by the Warrant Agent, the Warrantholders and the Company as their interests may appear.

(2)	The Warrant Agent shall record the particulars of Warrants exercised, which particulars shall include the names and addresses of the persons who become holders of Warrant Shares on exercise and the Exercise Date, in respect thereof. The Warrant Agent shall provide such particulars in writing to the Company within five Business Days of any request by the Company therefor.

Section 3.10 Securities Restrictions.

Notwithstanding anything herein contained, Warrant Shares will be issued upon exercise of a Warrant only in compliance with the securities laws of any applicable jurisdiction.

ARTICLE 4

ADJUSTMENT OF NUMBER OF WARRANT SHARES AND EXERCISE PRICE

Section 4.1	Adjustment of Number of Warrant Shares and Exercise Price.

The subscription rights in effect under the Warrants for Warrant Shares issuable upon the exercise of the Warrants shall be subject to adjustment from time to time as follows:

(a)	if, at any time during the Adjustment Period, the Company shall:

(i)	subdivide, re-divide or change its outstanding Class A Shares into a greater number of Class A Shares;

(ii)	reduce, combine or consolidate its outstanding Class A Shares into a lesser number of Class A Shares; or

(iii)	issue Class A Shares or securities exchangeable for, or convertible into, Class A Shares to all or substantially all of the holders of Class A Shares by way of stock dividend or other distribution (other than a distribution of Class A Shares upon the exercise of Warrants or any outstanding options);

(any of such events in Section 4.1(a) (i), (ii) or (iii) being called a “Class A Share Reorganization”) then the Exercise Price shall be adjusted as of the effective date or record date of such Class A Share Reorganization, and shall in the case of the events referred to in (i) or (iii) above be decreased in proportion to the number of outstanding Class A Shares resulting from such subdivision, re-division, change or distribution, or shall, in the case of the events referred to in (ii) above, be increased in proportion to the number of outstanding Class A Shares resulting from such reduction, combination or consolidation by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Class A Shares outstanding on such effective date or record date before giving effect to such Class A Share Reorganization and the denominator of which shall be the number of Class A Shares outstanding as of the effective date or record date after giving effect to such Class A Share Reorganization (including, in the case where securities exchangeable for or convertible into Class A Shares are distributed, the number of Class A Share that would have been outstanding had such securities been exchanged for or converted into Class A Shares on such record date or effective date). Such adjustment shall be made successively whenever any event referred to in this Section 4.1(a) shall occur. Upon any adjustment of the Exercise Price pursuant to Section 4.1(a), the Exchange Rate shall be contemporaneously adjusted by multiplying the number of Class A Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment;

(b)	if and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Class A Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Class A Shares (or securities convertible or exchangeable into Class A Shares) at a price per Class A Share (or having a conversion or exchange price per Class A Share) less than 95% of the Current Market Price on such record date (a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Class A Shares outstanding on such record date plus a number of Class A Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Class A Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator shall be the total number of Class A Shares outstanding on such record date plus the total number of additional Class A Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable; any Class A Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that no such rights or warrants are exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or, if any such rights or warrants are exercised, to the Exercise Price which would then be in effect based upon the number of Class A Shares (or securities convertible or exchangeable into Class A Shares) actually issued upon the exercise of such rights or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this Section 4.1(b), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this Section 4.1(b) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates;

(c)	if and whenever at any time during the Adjustment Period the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Class A Shares of (i) securities of any class, whether of the Company or any other entity (other than Class A Shares), (ii) rights, options or warrants to subscribe for or purchase Class A Shares (or other securities convertible into or exchangeable for Class A Shares), other than pursuant to a Rights Offering; (iii) evidences of its indebtedness or (iv) any property or other assets then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Class A Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the Company (whose determination shall be conclusive), of such securities or other assets so issued or distributed over the fair market value of any consideration received therefor by the Company from the holders of the Class A Shares, and of which the denominator shall be the total number of Class A Shares outstanding on such record date multiplied by the Current Market Price; and Class A Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Exercise Price pursuant to this Section 4.1(c), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment;

(d)	if and whenever at any time during the Adjustment Period, there is a reclassification of the Class A Shares or a capital reorganization of the Company other than as described in Section 4.1(a) or a consolidation, amalgamation, arrangement or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Registered Warrantholder who has not exercised its right of acquisition prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive upon payment of the Exercise Price and shall accept, in lieu of the number of Warrant Shares that prior to such effective date the Registered Warrantholder would have been entitled to receive, the number of shares or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Registered Warrantholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Registered Warrantholder had been the registered holder of the number of Warrant Shares to which prior to such effective date it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Warrant Agent, relying on advice of Counsel, to give effect to or to evidence the provisions of this Section 4.1(d), the Company, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Registered Warrantholders to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Registered Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Company and the Warrant Agent pursuant to the provisions of this Section 4.1(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 8 hereof. Any indenture entered into between the Company, any successor to the Company or such purchasing body corporate, partnership, trust or other entity and the Warrant Agent shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

(e)	in any case in which this Section 4.1 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Registered Warrantholder of any Warrant exercised after the record date and prior to completion of such event the additional Warrant Shares issuable by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to such Registered Warrantholder an appropriate instrument evidencing such Registered Warrantholder’s right to receive such additional Class A Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Class A Shares declared in favour of holders of record of Class A Shares on and after the relevant date of exercise or such later date as such Registered Warrantholder would, but for the provisions of this Section 4.1(d), have become the holder of record of such additional Class A Shares pursuant to Section 4.1;

(f)	in any case in which Section 4.1(a)(iii), Section 4.1(b) or Section 4.1(c) require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the Registered Warrantholders of the outstanding Warrants receive, subject to any required stock exchange or regulatory approval, the rights or warrants referred to in Section 4.1(a)(iii), Section 4.1(b) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in Section 4.1(c), as the case may be, in such kind and number as they would have received if they had been holders of Class A Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrant having then been exercised into Class A Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be;

(g)	the adjustments provided for in this Section 4.1 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 4.1, provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect; provided, however, that any adjustments which by reason of this Section 4.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

(h)	after any adjustment pursuant to this Section 4.1, the term “Class A Shares” where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, the Registered Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Warrant Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Warrant Shares or other property or securities a Registered Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Warrant.

Section 4.2	Entitlement to Warrant Shares on Exercise of Warrant.

All Class A Shares or shares of any class or other securities, which a Registered Warrantholder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Indenture, be deemed to be Warrant Shares which such Registered Warrantholder is entitled to acquire pursuant to such Warrant.

Section 4.3	No Adjustment for Certain Transactions.

Notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Class A Shares is being made pursuant to this Indenture or in connection with (a) any share incentive plan or restricted share plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Company; or (b) the satisfaction of existing instruments issued at the date hereof.

Section 4.4	Determination by Independent Firm.

In the event of any question arising with respect to the adjustments provided for in this Article 4 such question shall be conclusively determined by an independent firm of chartered public accountants other than the Auditors, who shall have access to all necessary records of the Company, and such determination shall be binding upon the Company, the Warrant Agent, all holders and all other persons interested therein.

Section 4.5	Proceedings Prior to any Action Requiring Adjustment.

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Warrant Shares which are to be received upon the exercise thereof, the Company shall take any action which may, in the opinion of Counsel, be necessary in order that the Company has unissued and reserved in its authorized capital and may validly and legally issue as fully paid all the Warrant Shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

Section 4.6	Certificate of Adjustment.

The Company shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.1, deliver a certificate of the Company to the Warrant Agent specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate may be supported by a certificate of the Company’s Auditors verifying such calculation if requested by the Warrant Agent at their discretion. The Warrant Agent shall rely, and shall be protected in so doing, upon the certificate of the Company or of the Company’s Auditor and any other document filed by the Company pursuant to this Article 4 for all purposes.

Section 4.7	Notice of Special Matters.

The Company covenants with the Warrant Agent that, so long as any Warrant remains outstanding, it will give notice to the Warrant Agent and to the Registered Warrantholders of its intention to fix a record date that is prior to the Expiry Date for any matter for which an adjustment may be required pursuant to Section 4.1 Such notice shall specify the particulars of such event and the record date for such event, provided that the Company shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than 14 days prior to such applicable record date. If notice has been given and the adjustment is not then determinable, the Company shall promptly, after the adjustment is determinable, file with the Warrant Agent a computation of the adjustment and give notice to the Registered Warrantholders of such adjustment computation.

Section 4.8	No Action after Notice.

The Company covenants with the Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the Registered Warrantholder of the opportunity to exercise its right of acquisition pursuant thereto during the period of 14 days after the giving of the certificate or notices set forth in Section 4.6 and Section 4.7.

Section 4.9	Other Action.

If the Company, after the date hereof, shall take any action affecting the Class A Shares other than action described in Section 4.1, which in the reasonable opinion of the directors of the Company would materially affect the rights of Registered Warrantholders, the Exercise Price and/or Exchange Rate, the number of Warrant Shares which may be acquired upon exercise of the Warrants shall be adjusted in such manner and at such time, by action of the directors, acting reasonably and in good faith, in their sole discretion as they may determine to be equitable to the Registered Warrantholders in the circumstances, provided that no such adjustment will be made unless any requisite prior approval of any stock exchange on which the Class A Shares are listed for trading has been obtained.

Section 4.10	Protection of Warrant Agent.

The Warrant Agent shall not:

(a)	at any time be under any duty or responsibility to any Registered Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)	be accountable with respect to the validity or value (or the kind or amount) of any Warrant Shares or of any other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

(c)	be responsible for any failure of the Company to issue, transfer or deliver Warrant Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article; and

(d)	incur any liability or be in any way responsible for the consequences of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Company.

Section 4.11	Participation by Warrantholder.

No adjustments shall be made pursuant to this Article 4 if the Registered Warrantholders are entitled to participate in any event described in this Article 4 on the same terms, mutatis mutandis, as if the Registered Warrantholders had exercised their Warrants prior to, or on the effective date or record date of, such event and any such participation will be subject to the prior approval of the NEO.

ARTICLE 5

RIGHTS OF THE COMPANY AND COVENANTS

Section 5.1	Optional Purchases by the Company.

Subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, if any, the Company may from time to time purchase by private contract or otherwise any of the Warrants. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors of the Company, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Company, in its sole discretion, may determine. In the case of Warrant Certificates, Warrant Certificates representing the Warrants purchased pursuant to this Section 5.1 shall forthwith be delivered to and cancelled by the Warrant Agent and reflected accordingly on the register of Warrants. In the case of Uncertificated Warrants, the Warrants purchased pursuant to this Section 5.1 shall be reflected accordingly on the register of Warrants and in accordance with procedures prescribed by the Depository under the book entry registration system. No Warrants shall be issued in replacement thereof.

Section 5.2	General Covenants.

The Company covenants with the Warrant Agent that so long as any Warrants remain outstanding:

(a)	it will cause the Warrant Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrants and the terms hereof;

(b)	all Warrant Shares which shall be issued upon exercise of the right to acquire provided for herein shall be fully paid and non-assessable, free and clear of all encumbrances;

(c)	it will use reasonable commercial efforts to maintain its existence and carry on its business in the ordinary course;

(d)	it will use reasonable commercial efforts to ensure that all Class A Shares outstanding or issuable from time to time (including without limitation the Warrant Shares issuable on the exercise of the Warrants) continue to be or are listed and posted for trading on the NEO (or such other Canadian stock exchange acceptable to the Company), provided that this clause shall not be construed as limiting or restricting the Company from completing a consolidation, amalgamation, arrangement, takeover bid or merger that would result in the Class A Shares ceasing to be listed and posted for trading on the NEO, so long as the holders of Class A Shares receive securities of an entity which is listed on a stock exchange in Canada, or cash, or the holders of the Class A Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of the NEO;

(e)	it will make all requisite filings under applicable Canadian securities legislation including those necessary to remain a reporting issuer not in default in each of the provinces and other Canadian jurisdictions where it is or becomes a reporting issuer;

(f)	generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture; and

(g)	the Company will promptly notify the Warrant Agent and the Warrantholders in writing of any default under the terms of this Warrant Indenture which remains unrectified for more than five days following its occurrence.

Section 5.3	Warrant Agent’s Remuneration and Expenses.

The Company covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of its duties hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Warrant Agent against unpaid invoices and shall be payable upon demand. This Section shall survive the resignation or removal of the Warrant Agent and/or the termination of this Indenture.

Section 5.4	Performance of Covenants by Warrant Agent.

If the Company shall fail to perform any of its covenants contained in this Indenture, the Warrant Agent may notify the Registered Warrantholders of such failure on the part of the Company and may itself perform any of the covenants capable of being performed by it but, subject to Section 9.2, shall be under no obligation to perform said covenants or to notify the Registered Warrantholders of such performance by it. All sums expended or advanced by the Warrant Agent in so doing shall be repayable as provided in Section 5.3. No such performance, expenditure or advance by the Warrant Agent shall relieve the Company of any default hereunder or of its continuing obligations under the covenants herein contained.

Section 5.5	Enforceability of Warrants.

The Company covenants and agrees that it has duly created and issued the Warrants to be governed hereunder and that the Warrants, when Authenticated as herein provided, will be valid and enforceable against the Company in accordance with the provisions hereof and the terms hereof and that, subject to the provisions of this Indenture, the Company will cause the Warrant Shares from time to time acquired upon exercise of Warrants issued under this Indenture to be duly issued and delivered in accordance with the terms of this Indenture.

ARTICLE 6

ENFORCEMENT

Section 6.1	Suits by Registered Warrantholders.

All or any of the rights conferred upon any Registered Warrantholder by any of the terms of this Indenture may be enforced by the Registered Warrantholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Registered Warrantholders.

Section 6.2	Suits by the Company.

The Company shall have the right to enforce full payment of the Exercise Price of all Warrant Shares issued by the Warrant Agent to a Registered Warrantholder hereunder and shall be entitled to demand such payment from the Registered Warrantholder or alternatively to instruct the Warrant Agent to cancel the share certificates representing such Warrant Shares and amend the securities register of the Company accordingly.

Section 6.3	Immunity of Shareholders, etc.

Subject to Applicable Legislation, the Warrant Agent and, by the acceptance of the Warrants and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, trustee, employee or agent of the Company or any successor entity on any covenant, agreement, representation or warranty by the Company herein.

Section 6.4	Waiver of Default.

Upon the happening of any default hereunder:

(a)	the Registered Warrantholders of not less than 51% of the Warrants then outstanding shall have power (in addition to the powers exercisable by Extraordinary Resolution) by requisition in writing to instruct the Warrant Agent to waive any default hereunder and the Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b)	the Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Warrant Agent may deem advisable, on the advice of Counsel, if, in the Warrant Agent’s opinion, based on the advice of Counsel, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Warrant Agent or of the Registered Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Warrant Agent or of the Registered Warrantholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

ARTICLE 7

MEETINGS OF REGISTERED WARRANTHOLDERS

Section 7.1	Right to Convene Meetings.

The Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Company or of a Warrantholders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Company or by the Registered Warrantholders signing such Warrantholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Registered Warrantholders. If the Warrant Agent fails to so call a meeting within seven days after receipt of such written request of the Company or within 30 days after receipt of such Warrantholders’ Request and the indemnity and funding given as aforesaid, the Company or such Registered Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Vancouver or at such other place as may be approved or determined by the Warrant Agent and the Company. Any meeting held pursuant to this Article 7 may be done through a virtual or electronic meeting platform, subject to the Warrant Agent’s capabilities at the time.

Section 7.2	Notice.

At least 21 days’ prior written notice of any meeting of Registered Warrantholders shall be given to the Registered Warrantholders in the manner provided for in Section 10.2 and a copy of such notice shall be sent by mail to the Warrant Agent (unless the meeting has been called by the Warrant Agent) and to the Company (unless the meeting has been called by the Company). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Registered Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Section 7.2.

Section 7.3	Chairman.

An individual (who need not be a Registered Warrantholder) designated in writing by the Warrant Agent shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Registered Warrantholders present in person or by proxy shall choose an individual present to be chairman.

Section 7.4	Quorum.

Subject to the provisions of Section 7.11, at any meeting of the Registered Warrantholders a quorum shall consist of Registered Warrantholder(s) present in person or by proxy and entitled to purchase at least 50% of the aggregate number of Warrant Shares which may be acquired pursuant to all the then outstanding Warrants. If a quorum of the Registered Warrantholders shall not be present within thirty minutes from the time fixed for holding any meeting, the meeting, if summoned by Registered Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting the Registered Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be entitled to acquire at least 50% of the aggregate number of Warrant Shares which may be acquired pursuant to all then outstanding Warrants.

Section 7.5	Power to Adjourn.

The chairman of any meeting at which a quorum of the Registered Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 7.6	Show of Hands.

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

Section 7.7	Poll and Voting.

(1)	On every Extraordinary Resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Registered Warrantholders acting in person or by proxy and entitled to acquire in the aggregate at least 5% of the aggregate number of Warrant Shares which may be acquired pursuant to all the Warrants then outstanding, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by Extraordinary Resolution shall be decided by a majority of the votes cast on the poll.

(2)	On a show of hands, every person who is present and entitled to vote, whether as a Registered Warrantholder or as proxy for one or more absent Registered Warrantholders, or both, shall have one vote. On a poll, each Registered Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Warrant then held or represented by it. A proxy need not be a Registered Warrantholder. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

Section 7.8	Regulations.

(1)	The Warrant Agent, or the Company with the approval of the Warrant Agent, may from time to time make and from time to time vary such regulations as it shall think fit for the setting of the record date for a meeting for the purpose of determining Registered Warrantholders entitled to receive notice of and to vote at the meeting.

(2)	Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Registered Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 7.9), shall be Registered Warrantholders or proxies of Registered Warrantholders.

Section 7.9	Corporation and Warrant Agent May be Represented.

The Company and the Warrant Agent, by their respective directors, officers, agents, and employees and the Counsel for the Company and for the Warrant Agent may attend any meeting of the Registered Warrantholders.

Section 7.10	Powers Exercisable by Extraordinary Resolution.

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Registered Warrantholders at a meeting shall, subject to the provisions of Section 7.11, have the power exercisable from time to time by Extraordinary Resolution:

(a)	to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Registered Warrantholders or the Warrant Agent in its capacity as warrant agent hereunder (subject to the Warrant Agent’s prior consent, acting reasonably) or on behalf of the Registered Warrantholders against the Company whether such rights arise under this Indenture or otherwise;

(b)	to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Registered Warrantholders;

(c)	to direct or to authorize the Warrant Agent, subject to Section 9.2(2) hereof, to enforce any of the covenants on the part of the Company contained in this Indenture or to enforce any of the rights of the Registered Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(d)	to waive, and to direct the Warrant Agent to waive, any default on the part of the Company in complying with any provisions of this Indenture either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(e)	to restrain any Registered Warrantholder from taking or instituting any suit, action or proceeding against the Company for the enforcement of any of the covenants on the part of the Company in this Indenture or to enforce any of the rights of the Registered Warrantholders;

(f)	to direct any Registered Warrantholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Registered Warrantholder in connection therewith;

(g)	to assent to any change in or omission from the provisions contained in this Indenture or any ancillary or supplemental instrument which may be agreed to by the Company, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(h)	with the consent of the Company, such consent not to be unreasonably withheld, to remove the Warrant Agent or its successor in office and to appoint a new warrant agent or warrant agents to take the place of the Warrant Agent so removed; and

(i)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company.

Section 7.11	Meaning of Extraordinary Resolution.

(1)	The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter provided in this Section 7.11 and in Section 7.14, a resolution proposed at a meeting of Registered Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 7 at which there are present in person or by proxy Registered Warrantholders holding at least 20% of the aggregate number of Warrant Shares that may be acquired on exercise of the Warrants and passed by the affirmative votes of Registered Warrantholders holding not less than 66 2/3% of the aggregate number of Warrant Shares that may be acquired on exercise of the Warrants at the meeting and voted on the poll upon such resolution.

(2)	If, at the meeting at which an Extraordinary Resolution is to be considered, Registered Warrantholders holding at least 20% of the aggregate number of Warrant Shares that may be acquired are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Registered Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 14 days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 10.2. Such notice shall state that at the adjourned meeting the Registered Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Registered Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section 7.11(1) shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Registered Warrantholders entitled to acquire at least 25% of the aggregate number of Warrant Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy at such adjourned meeting.

(3)	Subject to Section 7.14, votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

Section 7.12	Powers Cumulative.

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Registered Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Registered Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.

Section 7.13	Minutes.

Minutes of all resolutions and proceedings at every meeting of Registered Warrantholders shall be made and duly recorded in the books and such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

Section 7.14	Instruments in Writing.

All actions which may be taken and all powers that may be exercised by the Registered Warrantholders at a meeting held as provided in this Article 7 may also be taken and exercised by Registered Warrantholders holding at least 66 2/3% of the aggregate number of the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Registered Warrantholders in person or by attorney duly appointed in writing, and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

Section 7.15	Binding Effect of Resolutions.

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 7 at a meeting of Registered Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Registered Warrantholders in accordance with Section 7.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

Section 7.16	Holdings by Company Disregarded.

In determining whether Registered Warrantholders holding Warrants evidencing the entitlement to acquire the required number of Warrant Shares are present at a meeting of Registered Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, Extraordinary Resolution, Warrantholders’ Request or other action under this Indenture, Warrants owned legally or beneficially by the Company shall be disregarded in accordance with the provisions of Section 10.7.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1	Provision for Supplemental Indentures for Certain Purposes.

From time to time, the Company (when authorized by action of the directors of the Company) and the Warrant Agent may, subject to the provisions hereof and subject to the prior approval of the NEO, as need be, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	setting forth any adjustments resulting from the application of the provisions of Article 4;

(b)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Warrant Agent, relying on the advice of Counsel, prejudicial to the interests of the Registered Warrantholders;

(c)	giving effect to any Extraordinary Resolution passed as provided in Section 7.11;

(d)	making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any stock exchange or quotation system, provided that such provisions are not, in the opinion of the Warrant Agent, relying on the advice of Counsel, prejudicial to the interests of the Registered Warrantholders;

(e)	adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrants, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

(f)	modifying any of the provisions of this Indenture, including relieving the Company from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Warrant Agent, relying on the advice of Counsel, such modification or relief in no way prejudices any of the rights of the Registered Warrantholders or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative;

(g)	providing for the issuance of additional Warrants hereunder, including Warrants in excess of the number set out in Section 2.1 and any consequential amendments hereto as may be required by the Warrant Agent relying on the advice of Counsel; and

(h)	for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Warrant Agent, relying on the advice of Counsel, the rights of the Warrant Agent and of the Registered Warrantholders are in no way prejudiced thereby.

Section 8.2	Successor Entities.

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to or with another entity (“successor entity”), the successor entity resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Company) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Company.

ARTICLE 9

CONCERNING THE WARRANT AGENT

Section 9.1	Trust Indenture Legislation.

(1)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(2)	The Company and the Warrant Agent agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

Section 9.2	Rights and Duties of Warrant Agent.

(1)	In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent shall exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from liability for its own gross negligence, wilful misconduct, bad faith or fraud under this Indenture.

(2)	The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Registered Warrantholders hereunder shall be conditional upon the Registered Warrantholders furnishing, when required by notice by the Warrant Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and to hold harmless the Warrant Agent and its officers, directors, employees and agents, against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(3)	The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Registered Warrantholders, at whose instance it is acting to deposit with the Warrant Agent the Warrants Certificates held by them, for which Warrants the Warrant Agent shall issue receipts.

(4)	Every provision of this Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation.

Section 9.3	Evidence, Experts and Advisers.

(1)	In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Company shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Company.

(2)	In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Company, certificates of the Company or other evidence furnished to the Warrant Agent pursuant to a request of the Warrant Agent, provided that such evidence complies with Applicable Legislation and that the Warrant Agent complies with Applicable Legislation and that the Warrant Agent examines the same and determines that such evidence complies with the applicable requirements of this Indenture. The Warrant Agent shall be under no responsibility in respect of the validity of this Indenture or the execution and delivery hereof by or on behalf of the Company, or in respect of the validity or the execution of any Warrant Certificate by the Company and issued hereunder, nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Indenture or in any such Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities to be issued upon the right to acquire provided for in this Indenture and/or in any Warrant or as to whether any securities will when issued be duly authorized or be validly issued and fully paid and non-assessable.

(3)	Proof of execution of any document or instrument in writing, including a Warrantholders’ Request, by a Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the Person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner that the Warrant Agent considers adequate and in respect of a corporate Warrantholder, shall include a certificate of incumbency of such Warrantholder together with a certified resolution authorizing the Person who signs such instrument to sign such instrument.

(4)	Whenever it is provided in this Indenture or under Applicable Legislation that the Company shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Company to have the Warrant Agent take the action to be based thereon.

(5)	The Warrant Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and may pay reasonable remuneration for all services so performed by any of them, and will not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Warrant Agent. The Company shall pay or reimburse the Warrant Agent for any reasonable fees of such counsel, accountants, appraisers, or other experts or advisors.

(6)	The Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser, engineer or other expert or adviser, whether retained or employed by the Company or by the Warrant Agent, in relation to any matter arising in the administration of the agency hereof.

(7)	The Warrant Agent may, as a condition precedent to any action to be taken by it under this Indenture, require such opinions, statutory declarations, reports, certificates or other evidence as it, acting reasonably, considers necessary or advisable in the circumstances.

(8)	The Warrant Agent is not required to expend or place its own funds at risk in executing its duties and obligations.

Section 9.4	Documents, Monies, etc. Held by Warrant Agent.

Until released in accordance with this Indenture, any funds received hereunder shall be kept in segregated records of the Warrant Agent and the Warrant Agent shall place the funds in segregated trust accounts of the Warrant Agent at one or more of the Canadian Chartered Banks listed in Schedule 1 of the Bank Act (Canada) (“Approved Bank”). All amounts held by the Warrant Agent pursuant to this Agreement shall be held by the Warrant Agent for the Company and the delivery of the funds to the Warrant Agent shall not give rise to a debtor-creditor or other similar relationship. The amounts held by the Warrant Agent pursuant to this Agreement are at the sole risk of the Company and, without limiting the generality of the foregoing, the Warrant Agent shall have no responsibility or liability for any diminution of the funds which may result from any deposit made with an Approved Bank pursuant to this section, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default). The parties hereto acknowledge and agree that the Warrant Agent will have acted prudently in depositing the funds at any Approved Bank, and that the Warrant Agent is not required to make any further inquiries in respect of any such bank. The Warrant Agent may hold cash balances constituting part or all of such monies and need not, invest the same; the Warrant Agent shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity.

Section 9.5	Actions by Warrant Agent to Protect Interest.

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Registered Warrantholders.

Section 9.6	Warrant Agent Not Required to Give Security.

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the agency and powers of this Indenture or otherwise in respect of the premises.

Section 9.7	Protection of Warrant Agent.

By way of supplement to the provisions of any law for the time being relating to the Warrant Agent it is expressly declared and agreed as follows:

(a)	the Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in Section 9.9 or in the Authentication of the Warrant Agent on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Company;

(b)	nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c)	the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

(d)	the Warrant Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection herewith except arising out of its own gross negligence, wilful misconduct or fraud;

(e)	the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of its covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Company;

(f)	the Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means provided that they are sent in accordance with the provisions hereof;

(g)	if the Warrant Agent delivers any cheque as required hereunder, the Warrant Agent shall have no further obligation or liability for the amount represented thereby, unless any such cheque is not honoured on presentation, provided that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Warrant Agent, upon being furnished with reasonable evidence of such non- receipt, loss or destruction and, if required by the Warrant Agent, an indemnity reasonably satisfactory to it, shall issue to such payee a replacement cheque for the amount of such cheque;

(h)	the Warrant Agent will disburse funds in accordance with the provisions hereof only to the extent that funds have been deposited with it. The Warrant Agent shall not under any circumstances be required to disburse funds in excess of the amounts on deposit with the Warrant Agent at the time of disbursement;

(e)	the Company shall at all times indemnify the Warrant Agent and its affiliates, their successors and assigns, and each of their directors, officers, employees and agents (collectively, the “Indemnified Parties” and any one of them, an “Indemnified Party”) and save them harmless from and against all claims, demands, losses, actions, causes of action, suits, proceedings, liabilities, damages, costs, charges, assessments, judgments and expenses (including expert consultant and legal fees and disbursements on a solicitor and client basis and expenses incurred in connection with the enforcement of this indemnity) (collectively “Losses”), which the Indemnified Parties, or any of them, may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Warrant Agent’s duties, and including any services that the Warrant Agent may provide in connection with or in any way relating to this Indenture including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Indemnified Parties and any action or liability brought against or incurred by the Indemnified Parties in relation to or arising out of any breach by the Company, provided however that the Company shall not be required to indemnify the Indemnified Parties (or any one of them) for any Losses arising, directly or indirectly, from an Indemnified Party’s gross negligence, wilful misconduct or bad faith. Notwithstanding any other provision hereof, the Company agrees that its liability hereunder shall be absolute and unconditional regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding. Notwithstanding any other provision hereof, this indemnity shall survive the resignation or removal of the Warrant Agent and the termination or discharge of this Indenture; and

(f)	notwithstanding the foregoing or any other provision of this Indenture, any liability of the Warrant Agent shall be limited, in the aggregate, to the amount of annual retainer fees paid by the Company to the Warrant Agent under this Indenture in the twelve (12) months immediately prior to the Warrant Agent receiving the first notice of the claim. Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Warrant Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

Section 9.8	Replacement of Warrant Agent; Successor by Merger.

(1)	The Warrant Agent may resign its agency and be discharged from all further duties and liabilities hereunder, subject to this Section 9.8, by giving to the Company not less than 60 days’ prior notice in writing or such shorter prior notice as the Company may accept as sufficient. The Registered Warrantholders by Extraordinary Resolution shall have power at any time to remove the existing Warrant Agent and to appoint a new warrant agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new warrant agent unless a new warrant agent has already been appointed by the Registered Warrantholders; failing such appointment by the Company, the retiring Warrant Agent or any Registered Warrantholder may apply to a judge of the Province of British Columbia on such notice as such judge may direct, for the appointment of a new warrant agent; but any new warrant agent so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Registered Warrantholders. Any new warrant agent appointed under any provision of this Section 9.8 shall be an entity authorized to carry on the business of a trust company in the Province of British Columbia and, if required by the Applicable Legislation for any other provinces, in such other provinces. On any such appointment the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent hereunder.

(2)	Upon the appointment of a successor warrant agent, the Company shall promptly notify the Registered Warrantholders thereof in the manner provided for in Section 10.2.

(3)	Any Warrant Certificates Authenticated but not delivered by a predecessor Warrant Agent may be Authenticated by the successor Warrant Agent in the name of the successor Warrant Agent.

(4)	Any Company into which the Warrant Agent may be merged or consolidated or amalgamated, or any Company resulting therefrom to which the Warrant Agent shall be a party, or any Company succeeding to substantially the corporate trust business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such Company would be eligible for appointment as successor Warrant Agent under Section 9.8(1).

Section 9.9	Acceptance of Agency

The Warrant Agent hereby accepts the agency in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

Section 9.10	Warrant Agent Not to be Appointed Receiver.

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Company.

Section 9.11	Warrant Agent Not Required to Give Notice of Default.

The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

Section 9.12	Anti-Money Laundering.

(1)	The Company hereby represents to the Warrant Agent that any account to be opened by, or interest to be held by the Warrant Agent in connection with this Agreement, for or to the credit of the Company, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Company hereto agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

(2)	The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on ten days written notice to the other parties to this Indenture, provided (i) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such ten day period, then such resignation shall not be effective.

Section 9.13	Compliance with Privacy Code.

The Company acknowledges that the Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about the Company and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Indenture and other services that may be requested from time to time;

(b)	to help the Warrant Agent manage its servicing relationships with such individuals;

(c)	to meet the Warrant Agent’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Warrant Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

The Company acknowledges and agrees that the Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Warrant Agent shall make available on its website, https://www.endeavortrust.com/, or upon request, including revisions thereto. The Warrant Agent may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

Further, the Company agrees that it shall not provide or cause to be provided to the Warrant Agent any personal information relating to an individual who is not a party to this Indenture unless the Company has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

Section 9.14	Securities Exchange Commission Certification.

The Company confirms that as at the date of execution of this Agreement it does not have a class of securities registered pursuant to Section 12 of the U.S. Securities and Exchange Act of 1934, as amended (the “Act”) or have a reporting obligation pursuant to Section 15(d) of the Act

The Company covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the Act or Company shall incur a reporting obligation pursuant to Section 15(d) of the Act, or (ii) any such registration or reporting obligation shall be terminated by the Company in accordance with the Act, the Company shall promptly deliver to the Warrant Agent an officers’ certificate (in a form provided by the Warrant Agent notifying the Warrant Agent of such registration or termination and such other information as the Warrant Agent may require at the time. The Company acknowledges that Warrant Agent is relying upon the foregoing representation and covenants in order to meet certain United States Securities and Exchange Commission (“SEC”) obligations with respect to those clients who are filing with the SEC.

Section 9.15	Conflict of Interest.

The Warrant Agent represents to the Company that to the best of its knowledge at the time of the execution and delivery hereof, no material conflict of interest exists between its role as a fiduciary and as a custodian, bailee and agent hereunder and its role in any other capacity and if a material conflict of interest arises hereafter it will, within ninety (90) days after ascertaining that it has such material conflict of interest, either eliminate the conflict of interest or resign its duties and obligations hereunder. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrants shall not be affected in any manner whatsoever by reason thereof.

ARTICLE 10

GENERAL

Section 10.1	Notice to the Company and the Warrant Agent.

(1)	Unless herein otherwise expressly provided, any notice to be given hereunder to the Company or the Warrant Agent shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid or if faxed or emailed:

(a)	If to the Company:

VERSES TECHNOLOGIES INC.

205 - 810 Quayside Drive

New Westminster, British Columbia

V3M 6B9

Email:	kevin.w@verses.io
Attention:	mailto:kevin.w@verses.ioKevin Wilson,
Chief Financial Officer and Secretary

(b)	If to the Warrant Agent:

ENDEAVOR TRUST CORPORATION

Suite 702, 777 Hornby Street

Vancouver, British Columbia

V6Z 1S4

Attention:	Securities Processing
Email:	admin@endeavortrust.com

and any such notice delivered in accordance with the foregoing shall be deemed to have been received and given on the date of delivery or, if mailed, on the fifth Business Day following the date of mailing such notice or, if faxed, on the next Business Day following the date of transmission.

(2)	The Company or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in Section 10.1(1) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Company or the Warrant Agent, as the case may be, for all purposes of this Indenture.

(3)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Company hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed, as provided in Section 10.1(1), or given by facsimile or other means of prepaid, transmitted and recorded communication.

Section 10.2	Notice to Registered Warrantholders.

(a)	Unless otherwise provided herein, notice to the Registered Warrantholders under the provisions of this Indenture shall be valid and effective if: (i) delivered or sent by ordinary prepaid post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned; (ii) sent by e-mail or functionally equivalent electronic means of communication to such holders at their e-mail addresses appearing on the register hereinbefore mentioned, as applicable, with charges (if any) prepaid; or (iii) given in a news release disseminated through a newswire service and filed on the Company’s issuer profile on SEDAR at www.sedar.com. Such notice shall be deemed to have been effectively received and given on the date it is sent, published or, if mailed, on the third Business Day following the date of mailing such notice. In the event that Warrants are held in the name of the Depository, a copy of such notice shall also be sent by e-mail or functionally equivalent electronic means of communication to the Depository and shall be deemed received and given on the day it is so sent.

(b)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Registered Warrantholders hereunder could reasonably be considered unlikely to reach its destination, such notice may be given in a news release disseminated through a newswire service, filed on the Company’s issuer profile on SEDAR at www.sedar.com, and posted on the Company’s website; provided that in the case of a notice convening a meeting of the Warrantholders, the Warrant Agent may require such additional publications of that notice, in Vancouver, British Columbia or in other cities or both, as it may deem necessary for the reasonable notification of the holders of Warrants or to comply with any applicable requirement of law or any stock exchange. Any notice so given shall be deemed to have been given on the day on which it has been published in all of the cities in which publication was required.

Section 10.3	Ownership of Warrants.

The Company and the Warrant Agent may deem and treat the Registered Warrantholders as the absolute owner thereof for all purposes, and the Company and the Warrant Agent shall not be affected by any notice or knowledge to the contrary except where the Company or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. The receipt of any such Registered Warrantholder of the Warrant Shares which may be acquired pursuant thereto shall be a good discharge to the Company and the Warrant Agent for the same and neither the Company nor the Warrant Agent shall be bound to inquire into the title of any such holder except where the Company or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

Section 10.4	Counterparts.

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof. Delivery of an executed copy of the Indenture by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Indenture as of the date hereof.

Section 10.5 Satisfaction and Discharge of Indenture.

Upon the earlier of:

(a)	the date by which there shall have been delivered to the Warrant Agent for exercise or cancellation all Warrants theretofore Authenticated hereunder, in the case of Warrant Certificates (or such other instructions, in a form satisfactory to the Warrant Agent), in the case of Uncertificated Warrants, or by way of standard processing through the book entry system in the case of a CDS Global Warrant; and

(b)	the Expiry Date;

and if all certificates or other entry on the register representing Warrant Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Warrant Agent in accordance with such provisions, this Indenture shall cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Company and upon delivery to the Warrant Agent of a certificate of the Company stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Warrant Agent by the Company hereunder shall remain in full force and effect and survive the termination of this Indenture.

Section 10.6	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Registered Warrantholders.

Nothing in this Indenture or in the Warrants, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Registered Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Registered Warrantholders.

Section 10.7	Class A Shares or Warrants Owned by the Company or its Subsidiaries - Certificate to be Provided.

For the purpose of disregarding any Warrants owned legally or beneficially by the Company in Section 7.16, the Company shall provide to the Warrant Agent, from time to time, a certificate of the Company setting forth as at the date of such certificate:

(a)	the names (other than the name of the Company) of the Registered Warrantholders which, to the knowledge of the Company, are owned by or held for the account of the Company; and

(b)	the number of Warrants owned legally or beneficially by the Company;

and the Warrant Agent, in making the computations shall be entitled to rely on such certificate without any additional evidence.

Section 10.8	Severability

If, in any jurisdiction, any provision of this Indenture or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision will, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Indenture and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

Section 10.9	Force Majeure

No party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

Section 10.10	Assignment, Successors and Assigns

Neither of the parties hereto may assign its rights or interest under this Indenture, except as provided in Section 9.8 in the case of the Warrant Agent, or as provided in Section 8.2 in the case of the Company. Subject thereto, this Indenture shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 10.11	Rights of Rescission and Withdrawal for Holders

Should a holder of Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, and the holder’s funds which were paid on exercise have already been released to the Company by the Warrant Agent, the Warrant Agent shall not be responsible for ensuring the exercise is cancelled and a refund is paid back to the holder. In such cases, the holder shall seek a refund directly from the Company and subsequently, the Company, upon surrender to the Company or the Warrant Agent of any underlying Warrant Shares or other securities that may have been issued, or such other procedure as agreed to by the parties hereto, shall instruct the Warrant Agent in writing, to cancel the exercise transaction and any such underlying Warrant Shares or other securities on the register, which may have already been issued upon the Warrant exercise. In the event that any payment is received from the Company by virtue of the holder being a shareholder for such Warrants that were subsequently rescinded, such payment must be returned to the Company by such holder. The Warrant Agent shall not be under any duty or obligation to take any steps to ensure or enforce the return of the funds pursuant to this section, nor shall the Warrant Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this section. Notwithstanding the foregoing, in the event that the Company provides the refund to the Warrant Agent for distribution to the holder, the Warrant Agent shall return such funds to the holder as soon as reasonably practicable, and in so doing, the Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any such funds.

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers in that behalf as of the date first written above.

VERSES TECHNOLOGIES INC.

By:	“Gabriel Rene”
Name:	Gabriel Rene
Title:	Chief Executive Officer and Director

By:	“Kevin Wilson”
Name:	Kevin Wilson
Title:	Chief Financial Officer and Secretary

ENDEAVOR TRUST CORPORATION

By:	“David Eppert”
Name:	David Eppert
Title:	Chief Executive Officer

By:	“Catherine Wang”
Name:	Catherine Wang
Title:	Chief Financial Officer

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SCHEDULE “A”

FORM OF WARRANT

SUBJECT TO THE COMPANY’S ACCELERATION RIGHT, THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE AT OR BEFORE 4:00 P.M. (VANCOUVER TIME) ON AUGUST 15, 2025, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

All Warrants registered in the name of the Depository shall also include the following legend:

(INSERT IF BEING ISSUED TO CDS)UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO VERSES TECHNOLOGIES INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

Warrants sold in the United States shall also include the following legends:

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO VERSES TECHNOLOGIES INC. (THE “CORPORATION”) (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT, OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO ENDEAVOR TRUST CORPORATION TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THE SECURITIES EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER U.S. SECURITIES ACT OR U.S. STATE SECURITIES LAWS. THESE WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS SECURITY AND THE CLASS A SUBORDINATE VOTING SHARES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LEGISLATION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

A-2

WARRANT

To acquire Class A Shares of VERSES TECHNOLOGIES INC.

(incorporated pursuant to the laws of the Province of British Columbia)

Warrant Certificate No. [*]	Certificate for _________________________________Warrants, each entitling the holder to acquire one Class A Share (subject to adjustment as provided for in the Warrant Indenture (as defined below)

CUSIP: [●]

ISIN: [●]

THIS IS TO CERTIFY THAT, for value received,

(the “Warrantholder”) is the registered holder of the number of share purchase warrants (the “Warrants”) of VERSES TECHNOLOGIES INC. (the “Company”) specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture, to purchase at any time prior to 4:00 p.m. (Vancouver time) (the “Expiry Time”) on August 15, 2025 (the “Expiry Date”), subject to the Acceleration Right, one fully paid Class A Subordinate Voting Share of the Company as constituted on the date hereof (a “Class A Share”) for each Warrant subject to adjustment in accordance with the terms of the Warrant Indenture.

Any capitalized term in this Warrant Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture.

If, at any time prior to the Expiry Date, the volume-weighted average trading price of the Class A Shares on the NEO (or such other principal exchange or market where the Class A Shares are then listed or quoted for trading) exceeds $2.00, as adjusted in accordance with the Warrant Indenture, for a period of 10 consecutive trading days, the Company shall be entitled, at the option of the Company, to exercise the Acceleration Right by delivering an Acceleration Notice to the Registered Warrantholders, in accordance with the Warrant Indenture.

The right to purchase Class A Shares may only be exercised by the Warrantholder within the time set forth above by:

(a) duly completing and executing the exercise form (the “Exercise Form”) attached hereto; and

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(b) surrendering this warrant certificate (the “Warrant Certificate”), with the Exercise Form to the Warrant Agent at the principal office of the Warrant Agent, in the city of Vancouver, British Columbia, together with a certified cheque, bank draft or money order in the lawful money of Canada payable to or to the order of the Company in an amount equal to the purchase price of the Class A Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above.

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price payable for each Class A Share upon the exercise of Warrants shall be $1.00 per Class A Share (the “Exercise Price”).

Certificates for the Class A Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Class A Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Class A Shares not so purchased. No fractional Class A Shares will be issued upon exercise of any Warrant.

This Warrant Certificate evidences Warrants of the Company governed by the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of December 16, 2022 between the Company and ENDEAVOR TRUST CORPORATION, as Warrant Agent, to which Warrant Indenture reference is hereby made for particulars of the rights of the holders of Warrants, the Company and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. The Company will furnish to the holder, on request and without charge, a copy of the Warrant Indenture.

On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the holder thereof to purchase in the aggregate an equal number of Class A Shares as are purchasable under the Warrant Certificate(s) so exchanged.

Neither the Warrants nor the Class A Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or U.S. state securities laws. Other than by an original U.S. purchaser that purchased the Warrants directly from the Company, these Warrants may not be exercised in the United States or by or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless this security and the Class A Shares issuable upon exercise of this security have been registered under the U.S. Securities Act and the applicable state securities legislation or an exemption from such registration requirements is available.

The Warrant Indenture contains provisions for the adjustment of the Exercise Price payable for each Class A Share upon the exercise of Warrants and the number of Class A Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

A-4

The Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Warrantholders of Warrants entitled to purchase a specific majority of the Class A Shares that can be purchased pursuant to such Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Class A Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on the register to be kept by the Warrant Agent in Vancouver, British Columbia, or such other registrar as the Company, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Indenture.

This Warrant Certificate may be signed by facsimile or other electronic means, which shall be deemed to be an original and shall be deemed to have the same legal effect and validity as a certificate bearing an original signature.

The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language. Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be duly executed as of:

VERSES TECHNOLOGIES INC.

By:
Authorized Signatory

By:
Authorized Signatory

Countersigned and Registered by:

ENDEAVOR TRUST CORPORATION

By:
Authorized Signatory

A-5

FORM OF TRANSFER

To: ENDEAVOR TRUST CORPORATION

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to ________________________________________________________________________________________________

______________________________________________________________________ (print name and address) the Warrants represented by this Warrants Certificate and hereby irrevocably constitutes and appoints as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

In the case of a warrant certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

£	(A) the transfer is being made only to the Company;

£

(B) the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Schedule “C” to the Warrant Indenture, or

£	(C) the transfer is being made within the United States or to, or for the account or benefit of, U.S. Persons, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Company and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the Warrant Agent to such effect.

In the case of a warrant certificate that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of a U.S. Person or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Company and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the Warrant Agent to such effect.

£	If transfer is to a U.S. Person, check this box.

DATED this ___day of _________________, 20__ .

SPACE FOR GUARANTEES OF SIGNATURES	)
(BELOW)
)

	)	Signature of Transferor

A-6

)

)

Guarantor’s Signature/Stamp	)	Name of Transferor

)

REASON FOR TRANSFER – For US Residents only (where the individual(s) or Company receiving the securities is a US resident). Please select only one (see instructions below).

☐ Gift Estate ☐ Private Sale ☐ Other (or no change in ownership)

Date of Event (Date of gift, death or sale):	Value per Warrant on the date of event:

☐ CAD OR ☐ USD

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

●	Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

●	Canada: A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

A-7

●	Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR US RESIDENTS ONLY

Consistent with US IRS regulations, ENDEAVOR TRUST CORPORATION is required to request cost basis information from US securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

B-1

SCHEDULE “B” EXERCISE FORM

TO:	VERSES TECHNOLOGIES INC.

AND TO:	ENDEAVOR TRUST CORPORATION
777 Hornby St. Ste 702
Vancouver, British Columbia
V6Z 1S4

The undersigned holder of the Warrants evidenced by this Warrant Certificate hereby exercises the right to acquire _______ (A) Class A Shares of VERSES TECHNOLOGIES INC.

Exercise Price Payable:
((A) multiplied by $1.00, subject to adjustment)

The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, Class A Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture.

The undersigned hereby acknowledges that the undersigned is aware that the Class A Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

Any capitalized term in this Warrant Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

£	(A) the undersigned holder at the time of exercise of the Warrants (i) is not in the United States, (ii) is not a U.S. Person , (iii) is not exercising the Warrants for the account or benefit of a U.S. Person or a person in the United States, (iv) did not execute or deliver this exercise form in the United States and (v) delivery of the underlying Class A Shares will not be to an address in the United States; OR

£	(B) the undersigned holder (a) is the original U.S. purchaser who purchased the Warrants pursuant to the applicable private placement offering who delivered the Certificate of U.S. Purchaser attached to the subscription agreement in connection with its purchase of the Warrants, (b) is exercising the Warrants for its own account or for the account of a disclosed principal that was named in the subscription agreement pursuant to which it purchased such Warrants, and (c) is, and such disclosed principal, if any, is an institutional “accredited investor” as defined in Rule 501(a)(1),(2),(3)or (7) of Regulation D under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) at the time of exercise of these Warrants and the representations and warranties of the holder made in the original subscription agreement including the Certificate of U.S. Purchaser remain true and correct as of the date of exercise of these Warrants; OR

B-2

£	(C) if the undersigned holder is (i) a holder in the United States, (ii) a U.S. Person, (iii) a person exercising for the account or benefit of a U.S. Person, (iv) executing or delivering this exercise form in the United States or (v) requesting delivery of the underlying Class A Shares in the United States, the undersigned holder has delivered to the Company and the Company’s transfer agent (a) a completed and executed U.S. Purchaser Letter in substantially the form attached to the Warrant Indenture as Schedule “D” or (b) an opinion of counsel (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Company and Warrant Agent) or such other evidence reasonably satisfactory to the Company and Warrant Agent to the effect that with respect to the Class A Shares to be delivered upon exercise of the Warrants, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from such registration requirements is available.

It is understood that the Company and ENDEAVOR TRUST CORPORATION may require evidence to verify the foregoing representations.

Notes:	(1) Certificates will not be registered or delivered to an address in the United States unless Box B or C above is checked.

(2) If Box C above is checked, holders are encouraged to consult with the Company and the Warrant Agent in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Company and the Warrant Agent.

“United States” and “U.S. Person” are as defined in Rule 902 of Regulation S under the U.S. Securities Act.

The undersigned hereby irrevocably directs that the said Class A Shares be issued, registered and delivered as follows:

Name(s) in Full and Social Insurance Number(s) (if applicable)	Address(es)	Number of Class A Shares

Please print full name in which certificates representing the Class A Shares are to be issued. If any Class A Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed.

B-3

Once completed and executed, this Exercise Form must be mailed or delivered to ENDEAVOR TRUST CORPORATION, c/o Corporate Trust.

DATED this____ day of ____, 20___.

)
)
)
Witness	)	(Signature of Warrantholder, to be the same as
	)	appears on the face of this Warrant Certificate)
)
)
Name of Registered Warrantholder

£ Please check if the certificates representing the Class A Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Warrant Agent.

C-1

SCHEDULE “C”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	ENDEAVOR TRUST CORPORATION

as registrar and transfer agent for the Warrants and Class A Shares issuable upon exercise of the Warrants of VERSES TECHNOLOGIES INC.

The undersigned (a) acknowledges that the sale of the securities of VERSES TECHNOLOGIES INC. (the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (1) the undersigned is not an affiliate of the Company as that term is defined in the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of The Vancouver Stock Exchange or any other designated offshore securities market as defined in Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

DATED this____ day of____ , 20__ .

(Name of Seller)
By:
Name:
Title:

D-1

SCHEDULE “D”

FORM OF U.S. PURCHASER CERTIFICATION UPON EXERCISE OF WARRANTS

VERSES TECHNOLOGIES INC.

205 - 810 Quayside Drive

New Westminster, British Columbia

V3M 6B9

Attention: Chief Executive Officer

- and to -

ENDEAVOR TRUST CORPORATION.

as Warrant Agent

Dear Sirs:

We are delivering this letter in connection with the purchase of Class A Subordinate Voting Shares (the “Class A Shares”) of VERSES TECHNOLOGIES INC., a Company incorporated under the laws of the Province of British Columbia (the “Company”) upon the exercise of warrants of the Company (“Warrants”), issued under the warrant indenture dated as of December 16, 2022 between the Company and ENDEAVOR TRUST CORPORATION.

We hereby confirm that:

(a)	we are an institutional “accredited investor” (satisfying one or more of the criteria set forth in Rule 501 (a)(1),(2),(3) or (7) of Regulation D under the United States Securities Act of 1933 (the “U.S. Securities Act”)) who is also a “Qualified Purchaser” (as defined in Section 2(a) (51) of, and related rules under, the United States Investment Company Act of 1940, as amended (the “1940 Act”)) ;

(b)	we are purchasing the Class A Shares for our own account;

(c)	we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Class A Shares;

(d)	we are not acquiring the Class A Shares with a view to distribution thereof or with any present intention of offering or selling any of the Class A Shares, except (A) to the Company, (B) outside the United States in accordance with Rule 904 under the U.S. Securities Act or (C) inside the United States in accordance with Rule 144 under the U.S. Securities Act, if applicable, and in compliance with applicable state securities laws;

(e)	we acknowledge that we have had access to such financial and other information as we deem necessary in connection with our decision to exercise the Warrants and purchase the Class A Shares; and

D-2

(f)	we acknowledge that we are not purchasing the Class A Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

We understand that the Class A Shares are being offered in a transaction not involving any offering within the United States within the meaning of the U.S. Securities Act and that the Class A Shares have not been and will not be registered under the U.S. Securities Act. We further understand that any Class A Shares acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the fact that we will not offer, sell or otherwise transfer any of the Class A Shares, directly or indirectly, unless (i) the sale is to the Company; (ii) the sale is made outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act; or (iii) the sale is made in the United States (A) pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws or (B) pursuant to a transaction that does not require registration under the U.S. Securities Act or applicable state securities laws, and in the case of each of (A) and (B), the purchaser meets the definition of Qualified Purchaser and the seller has furnished to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer.

We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.

DATED this ______day of ____, 20__ .

(Name of U.S. Purchaser)

By:
Name:
Title: